EXHIBIT 10.34
CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$4,700,000.00	07-26-2006	07-31-2012	0199		0548750	4067
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	EDAC Technologies Corporation (TIN:	Lender:	TD Banknorth, N.A.
	39-1515599); GROS-ITE Industries, Inc. (TIN:		TD Banknorth Connecticut
	06-1310723); and APEX Machine Tool Company,		102 West Main Street
	Inc. (TIN: 06-1519037)		New Britain, CT 06051
1806 New Britain Avenue
Farmington, CT 06032

Principal Amount: $4,700,000.00	Initial Rate: 8.250%	Date of Agreement: July 26, 2006
DESCRIPTION OF EXISTING INDEBTEDNESS. An Equipment Loan Note in the original principal amount of $1,500,000.00 and a Credit Agreement, both dated January 3, 2005 from Borrower to Banknorth, N.A., n/k/a TD Banknorth, N.A. together with all renewals, amendments, and modifications executed thereafter.
DESCRIPTION OF CHANGE IN TERMS. This Agreement deletes in their entirety sections (a) and (b) in the Note and replaces them with the following:
(a) prior to the Conversion Date, interest only the principal amount the Equipment Loans made to Borrower in an aggregate amount not to exceed FOUR MILLION SEVEN HUNDRED THOUSAND DOLLARS ($4,700,000.00) as set forth in the Credit Agreement dated as of January 3, 2005 (as amended and in effect from time to time, the “Credit Agreement”), among Borrower and Lender; and
(b) after the Conversion Date, the principal amount of FOUR MILLION SEVEN HUNDRED THOUSAND DOLLARS ($4,700,000.00), or if less, the aggregate outstanding amount of all Equipment Loans made by Lender to Borrower prior to the Conversion Date, in the monthly installments specified in the Credit Agreement, and payable in its entirety on the Equipment Loan Maturity Date; and
Additionally, this Agreement makes the following changes to the Credit Agreement effective July 26, 2006:
Deletes any reference to the Equipment Loan in the principal amount of $2,300,000.00 and replaces it with $4,700,000.00.
Changes the “Equipment Loan Commitment” amount to $4,700,000.00.
Changes the “Conversion Date” to mean July 31, 2007.
Changes the “Equipment Loan Maturity Date” to mean July 31, 2012.
CONTINUING VALIDITY Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
CONTINUED ON NEXT PAGE

Loan No: 0199	CHANGE IN TERMS AGREEMENT (Continued)	Page 2
THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.
PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
EACH BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT.
BORROWER:
EDAC TECHNOLOGIES CORPORATION

By:	/s/ Glenn L. Purple	(Seal)
Glenn L. Purple, Vice President of EDAC
Technologies Corporation

GROS-ITE INDUSTRIES, INC.

By:	/s/ Glenn L. Purple	(Seal)

Glenn L. Purple, Secretary of GROS-ITE Industries, Inc.

APEX MACHINE TOOL COMPANY, INC.

By:	/s/ Glenn L. Purple	(Seal)
Glenn L. Purple, Secretary of APEX Machine Tool
Company, Inc.
LASER PRO Lending, Ver. 5.32.00.003 Copr. Harland Financial Solutions, Inc. 1997, 2006. All Rights Reserved. - CT C:\HFS\CFI\LPL\D20C.FC TR-17811 PR-17